[ANNESS GERLACH & WILLIAMS LETTERHEAD]

INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders
  of First Niles Financial, Inc.
Niles, Ohio

       We have reviewed the accompanying consolidated statement of financial condition of First Niles Financial, Inc. and its subsidiary as of June 30, 2000, the related consolidated statements of income for the three-month and six-month periods then ended, and the related consolidated statements of comprehensive income and cash flows for the six-month period then ended. These financial statements are the responsibility of the Company's management.

       We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

       Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

       We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of First Niles Financial, Inc. and its subsidiary as of December 31, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 24, 2000, we expressed an unqualified opinion on those consolidated financial statements.

       The accompanying consolidated statements of income, comprehensive income and cash flows for the three-month and six-month periods ended June 30, 1999 have not been audited, reviewed, or compiled by us and, accordingly, we assume no responsibility for them.

                                                                                                  /s/ Anness Gerlach & Williams

August 3, 2000